Exhibit 99.4

PRIVATE AND CONFIDENTIAL

Shire plc (the “Company”)
5 Riverwalk
Citywest Business Campus
Dublin 24
Ireland

For the attention of: Thomas Greene

16th November 2016

SHIRE PLC – CONSENT REQUEST

1.	We refer to:

(A)	the term facilities agreement dated 2 November 2015 between, among others, Shire plc as an Original Borrower and an Original Guarantor and Deutsche Bank AG, London Branch as Agent (the “Facilities Agreement”); and

(B)	your letter to us dated 8 November 2016 in which you requested that the Majority Lenders consent to certain amendments to schedule 9 (Existing Security) and to schedule 11 (Existing Financial Indebtedness) of the Facilities Agreement (the “Consent Request”).

2.	Unless otherwise defined, terms and expressions defined in the Facilities Agreement or in the Consent Request shall have the same meanings when used in this letter and references to Clauses in this letter are references to the relevant clauses of the Facilities Agreement.

3.	We confirm that we have received the consent of the Majority Lenders to the Requested Amendments and consequently that the Requested Amendments shall, provided that you and the other Obligor sign, date and return to us a copy of this letter in accordance with paragraph 1.3 of the Consent Request become effective immediately and automatically, and from that date the Facilities Agreement and the Consent Request shall be read and construed as one document.

4.	Please confirm your agreement to the terms of this letter by signing, dating and returning a copy thereof.

5.	This letter may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

6.	This letter is a Finance Document.

Chairman of the Supervisory Board: Paul Achleitner.

Management Board: John Cryan (Chairman), Kimberly Hammonds, Stuart Lewis, Sylvie Matherat, Garth Ritchie, Karl von Rohr, Marcus Schenck, Christian Sewing, Werner Steinmuller, Jeffrey Urwin.

Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank and the Ba Fin, Germany's Federal Financial Supervisory Authority) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by the BaFin, and is subject to limited regulation in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

Deutsche Bank AG is a joint stock corporation with limited liability incorporated in the Federal Republic of Germany, Local Court of Frankfurt am Main, HRB No. 30 000; Branch Registration in England and Wales BR000005 and Registered Address: Winchester House, 1 Great Winchester Street, London EC2N 2DB. Deutsche Bank AG, London Branch is a member of the London Stock Exchange. (Details about the extent of our authorisation and regulation in the United Kingdom are available on request or from www.db.com/en/content/eu_disclosures.htm)

7.	The provisions of Clause 42 (Governing law) and Clause 43 (Enforcement) are incorporated into this letter as though they were set out in full, except that references to the Facilities Agreement are to be construed as references to this letter.

Yours faithfully

/s/ Rajeev Thakeria, /s/ Vikki Adams

……………………………
for and on behalf of
Deutsche Bank AG, London Branch
as Agent, for itself and on behalf of each of the Finance Parties

Acknowledged and agreed

/s/ Jeffrey Poulton

……………………………
for and on behalf of
Shire plc

/s/ Michael Garry

……………………………
for and on behalf of
Shire Acquisitions Investments Ireland DAC

Date: 1 December 2016

APPENDIX 2

SCHEDULE 9
EXISTING SECURITY

Name of member of the Group	Security	Total Principal Amount of Indebtedness Secured
Pharma International Insurance ~~Limited~~ DAC	Collateral against letters of credit	~~US$ 5,000,000~~ US$ 15,000,000
NPS Pharmaceuticals, Inc.	Security interest in certain patents and intellectual property	US$ 81,350,000

APPENDIX 3

Schedule 11

Existing Financial Indebtedness

Name of member of the Group	Financial Indebtedness	Total Principal Amount of Existing Financial Indebtedness
Pharma International Insurance ~~Limited~~ DAC	Counter indemnity obligations related to bank issued letters of credit	~~US$ 5,000,000~~ US$ 15,000,000
~~Shire Italy S.p.A.~~	~~Counter indemnity obligations related to bank issued guarantees~~	~~EUR 12,182,000~~
Shire Global Finance/Shire Italia S.p.A./Shire Pharmaceutical Holdings Ireland Limited	Counter indemnity obligations related to bank issued guarantees	~~EUR 17,000,000~~ Up to EUR 90,000,000
Shire Human Genetic Therapies, Inc.	US property capital lease	US$ 7,629,000
Shire ViroPharma Incorporated	US property capital lease	US$ 5,255,000
NPS Pharmaceuticals, Inc.	Secured non-recourse debt	US$ 81,350,000
Multiple Subsidiaries of the Company	Uncommitted overdraft and money market lines to the extent drawn	Up to US$185,000,000
Multiple Subsidiaries of Baxalta Incorporated	Property capital leases	US$ 335,500,000